SEVENTH AMENDMENT OF
LOAN AGREEMENT
     THIS SEVENTH AMENDMENT OF LOAN AGREEMENT (“Amendment”) is made this 30th day of April, 2007 by Summit Hotel Properties, LLC (“Summit Hotel”), a South Dakota limited liability company, Summit Hospitality V, LLC (“Summit Hospitality”), a South Dakota limited liability company and First National Bank of Omaha, a national banking association (“Bank”) and amends that certain Loan Agreement dated July 20, 2004 between Summit Hotel and Bank (“Loan Agreement”).
     WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, Bank extended to Summit Hotel a Line of Credit in the maximum principal amount of $18,000,000.00 more fully described in the Loan Agreement;
     WHEREAS, The Summit Group, Inc. issued its Guaranty dated of even date with the Loan Agreement (“Guaranty”) in support of the Line of Credit and Summit Hotel’s obligations under the Loan Agreement and other Loan Documents, with such Guaranty secured by the Collateral defined in that certain Pledge Agreement dated of even date with the Loan Agreement (“Pledge Agreement”) executed by The Summit Group, Inc. in favor of Bank;
     WHEREAS, pursuant to that certain First Amendment of Loan Agreement dated October 1, 2004 and under the terms and conditions thereof, Summit Hotel requested and Bank advanced the Boise Acquisition Advance;
     WHEREAS, under the terms of that certain Second Amendment of Loan Agreement dated June of 2005 and under the terms and conditions thereof, the maximum principal amount available under the Line of Credit was increased to $25,000,000.00, and Summit Hotel was permitted to use Advances to construct improvements to Property acquired by Summit Hotel;
     WHEREAS, under the terms of that certain Third Amendment of Loan Agreement dated August 24, 2005, the Termination Date was extended to June 24, 2007; and
     WHEREAS, under the terms of that certain Fourth Amendment of Loan Agreement dated March 1, 2006, the maximum principal amount available under the Line of Credit was increased to $30,000,000.00, West Bank became a participant in the Line of Credit and the Loan Agreement was otherwise amended as provided for therein; and
     WHEREAS, under the terms of that certain Fifth Amendment of Loan Agreement dated April 12, 2006, the Line of Credit was permitted to be used to support the issuance, for the account of Summit Hotel, of letters of credit;
     WHEREAS, under the terms of that certain Sixth Amendment of Loan Agreement dated November 7, 2006, the Termination Date was extended to June 24, 2008, the interest rate applicable to the Line of Credit was amended as provided for therein, the Guaranty was released and the Loan Agreement was otherwise amended as provided for therein;
     WHEREAS, Summit Hotel formed Summit Hospitality for the purpose of acquiring, constructing, developing, owning, operating and managing certain hotel properties;

     WHEREAS, Summit Hotel has requested, and under the terms of this Amendment Bank has agreed, to add Summit Hospitality as a co-borrower for any property owned by Summit Hospitality to the Loan Agreement and the other Loan Documents; and
     WHEREAS, Bank and Borrower agree to amend the Loan Agreement as provided for herein.
     NOW, THEREFORE, in consideration of the amendments to the Loan Agreement provided for below, the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:
     1. Capitalized terms used herein shall have the meaning given to such terms in the Loan Agreement, unless specifically defined herein.
     2. The Loan Agreement is hereby amended as follows:
     (a). In those cases in which Summit Hotel and Summit Hospitality request financing pursuant to and under the Loan Agreement related to a Property owned by Summit Hospitality, Summit Hospitality shall be added as a co-borrower on the Loan with Summit Hotel and any reference in the Loan Agreement to Company shall mean both Summit Hotel and Summit Hospitality jointly and severally. In such situations, Summit Hospitality shall hereby become a co-borrower under the Loan with Summit Hotel and a party to the Loan Agreement and the other Loan Documents, and Summit Hospitality hereby jointly and severally agrees to comply with all of the terms and provisions and perform all the obligations of Company under the Loan Agreement and the other Loan Documents, including, but not limited to the financial reporting obligations under Section 4.2 of the Loan Agreement and the other covenants contained in Articles IV and V of the Loan Agreement. Furthermore, in such situations, the term Company in the Loan Agreement is hereby amended to mean, jointly and severally, Summit Hotel and Summit Hospitality. Summit Hotel and Summit Hospitality shall be jointly and severally obligated for all obligations of Company under the Loan Agreement and the other Loan Documents.
     (b). Notwithstanding the foregoing Subsection (a), if financing pursuant to the Loan Agreement is related to a Property that is not owned by Summit Hospitality, Summit Hospitality shall not be a co-borrower under such Loan Documents relating to such Loan Documents for purposes of such financing, Summit Hospitality shall have no responsibility for the repayment of monies advanced pursuant to such financing or for any obligations related thereto, and shall not be included in the definition of Borrower or Company under the Loan Documents in connection with such financing.
     3. Section 1.5 of the Loan Agreement entitled “Repayment” is hereby deleted in its entirety and the following is inserted in lieu thereof:
     Section 1.5 Repayment. Each Term Note evidencing an Acquisition Advance shall be payable as follows: (i) interest only shall be paid monthly, in arrears and (ii) the principal balance together with accrued and unpaid interest shall be due and payable in full on the first anniversary date of the Term Note evidencing such Acquisition Advance. Each Term Note evidencing an Equity Advance shall be payable as follows: (i) interest only shall be paid monthly, in arrears and (ii) the principal balance together with accrued and unpaid interest shall be due and payable in full on the one hundred twentieth (120th)-day following the date of the Term Note evidencing such Equity Advance. In addition, on each Term Note evidencing an Acquisition Advance Company shall apply and pay on such Term Note the Investor Equity as and when the Investor Equity collected by Company from each Equity Investor is funded and subsequently released pursuant to that certain Summit Hotel Properties, LLC Escrow Account (“Escrow Account”) created under that certain Escrow Agreement dated May 26, 2004 among Company, Lender and Guarantor (the “Escrow Agreement”), net of reasonable expenses of raising and collecting the Investor Equity. Company shall cause the Investor Equity to be deposited into the Escrow Account. The principal balance outstanding on an Acquisition Advance together with accrued and unpaid interest shall be due and payable in full on the first anniversary date of such Term Note whether or not Investor Equity has been committed and/or funded.
Each Term Note evidencing a Working Capital Advance shall be payable as follows: (i) interest only shall be paid monthly, in arrears and (ii) the principal balance together will accrued and unpaid interest shall be due and payable in full on the Termination Date.
Each Construction Note shall be payable as follows: (i) interest only shall be payable monthly, in arrears on the dates specified in the applicable Construction Note; and (ii) the principal balance together with accrued and unpaid interest shall be due and payable in full on the Maturity Date provided for in each Construction Note; provided, however, that subject to the terms of this Agreement and provided that no Event of Default has occurred, Company may, on the Maturity Date of such Construction Note, convert the principal amount outstanding on a Construction Note to either (i) an Equity Advance or (ii) a “Construction Term Note” described below. If Company elects to convert the principal amount outstanding on a Construction Note to an Equity Advance, then such Equity Advance shall be evidenced by a Term Note in the principal amount of the of the principal amount of the Construction Advance being converted, shall accrue interest as provided for in Section 1.6 below and shall be payable as provided for in this Section 1.5 above with respect to interest on and repayment of Equity Advances. If Company elects to convert the principal amount outstanding on a Construction Note to a Construction Term Note, then such Construction Term Note shall be evidenced by a Construction Term Note in the principal amount of the principal amount outstanding on the Construction Advance being converted executed by Company in favor of Lender, shall bear interest at a variable per annum rate equal to the National Base Rate, and shall be payable as follows: (i) interest only shall be paid monthly, in arrears and (ii) the principal balance together with accrued and unpaid interest shall be due and payable in full on the first anniversary date of the Construction Term Note. In addition, on each Construction Term Note, Company shall apply and pay on such Construction Term Note the Investor Equity raised for the applicable Project as and when the Investor Equity collected by Company from each Equity Investor is funded and subsequently released pursuant to the Escrow Account created under the Escrow Agreement, net of reasonable expenses of raising and collecting the Investor Equity. Company shall cause such Investor Equity to be deposited into the Escrow Account. The principal balance outstanding together with accrued and unpaid interest shall be due and payable in full on the first anniversary date of such Construction Term Note whether or not Investor Equity has been committed and/or funded.
To the extent necessary or applicable, the other Loan Documents are hereby amended consistent with the foregoing.

     4. The form of Term Note attached as Exhibit A to the Loan Agreement is hereby deleted and the form of Term Note attached to this Amendment is hereby inserted in lieu thereof.
     5. Except as modified and amended herein, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and affirmed by Borrower. To the extent necessary, the other Loan Documents are hereby amended to be consistent with the terms of this Amendment.
     6. Borrower certifies and reaffirms by its execution hereof that the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true as of this date, and that no Event of Default under the Loan Agreement or any other Loan Document, and no event which, with the giving of notices or passage of time or both, would become such an Event of Default, has occurred as of execution hereof. By signing below and becoming a party to the Loan Agreement, Summit Hospitality makes the representations and warranties set forth in the Loan Agreement to Bank.
     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

FIRST NATIONAL BANK OF OMAHA

By:

Title:

SUMMIT HOTEL PROPERTIES, LLC, a South Dakota limited liability company, by its Company Manager, THE SUMMIT GROUP, INC.

By:	/s/ Kerry W. Boekelheide
Kerry W. Boekelheide,
President

SUMMIT HOSPITALITY V, LLC, a
South Dakota limited liability company,
by its member, SUMMIT HOTEL
PROPERTIES, LLC, a South Dakota
limited liability company, by its
Company Manager, THE SUMMIT
GROUP, INC.

By:	/s/ Kerry W. Boekelheide
Kerry W. Boekelheide,
President

EXHIBIT A
(Term Note Form)
TERM NOTE

$	, 200___
     FOR VALUE RECEIVED, the undersigned, Summit Hotel Properties, LLC, a South Dakota limited liability company, and Summit Hospitality V, LLC, a South Dakota limited liability company (Summit Hotel Properties, LLC and Summit Hospitality V, LLC shall be collectively referred to herein as “Borrower”), hereby jointly and severally promise to pay to the order of First National Bank of Omaha (“Lender”), at its offices in Omaha, Nebraska or at such other place as the owner and holder of this Term Note (“Note”) may direct, and in lawful money of the United States of America and in immediately available funds, the principal sum of $                    , plus accrued interest. This Note evidences an Advance under the Loan Agreement defined and referenced below and evidences either an Equity Advance, Acquisition Advance or a Working Capital Advance.
     If this Note evidences an Equity Advance or a Working Capital Advance, then this Note shall bear interest at a per annum variable rate equal to the National Base Rate. If this Note evidences an Acquisition Advance, then this Note shall bear interest at a per annum variable rate equal to one quarter of one percent (1/4%) below the National Base Rate. The National Base Rate shall change with and be effective on the date of any change in such National Base Rate. Interest shall be calculated on the actual number of days outstanding on the basis of a year consisting of 360 days, and shall be payable monthly, in arrears, commencing on                      1, 200___ and continuing on the first day of each month thereafter until the Maturity Date (as defined below) when the outstanding principal balance together with accrued and unpaid interest shall be due and payable in full. The principal balance of this Note shall bear interest after maturity, whether by acceleration or otherwise, at a variable per annum rate equal to four percent (4%) in excess of the National Base Rate, but not to exceed the maximum rate allowed by law.
     The principal balance of this Note shall be due and payable in full on                                          (the “Maturity Date”). [EDITOR’S NOTE: THE MATURITY DATE ON A WORKING CAPITAL ADVANCE OR ACQUISITION ADVANCE IS THE FIRST ANNIVERSARY DATE OF THIS NOTE. THE MATURITY DATE ON AN EQUITY ADVANCE IS 120 DAYS AFTER THE DATE OF THIS NOTE. DELETE THIS EDITOR’S NOTE AFTER THE APPLICABLE MATURITY DATE IS INSERTED ABOVE.] If this Note evidences an Acquisition Advance, then principal shall be due and payable as and when the Investor Equity is funded as described in the Loan Agreement referenced and defined below; provided, however, that any principal balance outstanding after application of the Investor Equity together with accrued and unpaid interest shall be due and payable in full on the Maturity Date. Borrower may, at any time, make principal prepayments as provided for in the Loan Agreement. All payments shall be first applied to interest and last to principal.
     The aggregate unpaid principal amount plus interest shall become due and payable without demand or further action on the part of Lender upon the occurrence of an Event of Default and subsequent to all applicable grace or notice and cure periods as set forth under that certain Loan Agreement dated July 20, 2004 (“Loan Agreement”) by and between Borrower and

Lender, as such Loan Agreement has been and may be amended from time to time. If the maturity date of this Note is accelerated by Lender as a consequence of an Event of Default, then Lender shall have all the rights and remedies provided for in the Loan Agreement, the other Loan Documents, or otherwise available at law or in equity. The rights, powers, privileges, options and remedies of Lender provided in the Loan Agreement, the other Loan Documents or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. Without limiting the generality of the foregoing, Lender’s failure after the occurrence of an Event of Default to declare this Note immediately due and payable in full shall not constitute a waiver of such right in connection with any future Event of Default. Lender may rescind any acceleration of this Note without in any way waiving or affecting its right to accelerate this Note in the future. Lender’s acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this Note made by Lender.
     Unless prohibited by law, Borrower will pay on demand all costs of collection, legal expenses and attorneys’ fees incurred or paid in collecting and/or enforcing this Note. Furthermore, Lender reserves the right to offset without notice all funds of Borrower held by Lender against matured debts owing to Lender by Borrower.
     If any installment of this Note shall become due and payable on a day which is not a business day of Lender, payment shall be made on the next succeeding business day of Lender and, with respect to payments of principal, interest shall be payable thereon at the applicable rate during such extension.
     Borrower and all endorsers, sureties, guarantors and other persons liable hereon or who may become liable for the payment hereof, severally waive demand, presentment, notice of dishonor or nonpayment, notice of protest and any and all lack of diligence in the enforcement hereof and hereby assent to each and any extension or postponement of the time of payment, at or after maturity, or other indulgence and hereby waive any and all notice thereof.
     This Note is issued pursuant to the terms of the Loan Agreement and any amendments thereto, is entitled to the benefits thereof and is subject to the terms and conditions expressed therein including, without limitation, provisions concerning collateral securing this Note and the acceleration of the maturity hereof upon the happening of certain events. Capitalized terms used and not otherwise defined herein shall have the meaning given to such terms in the Loan Agreement.
     This Note shall be governed by, and construed in accordance with, the laws of the State of Nebraska.

     IN WITNESS WHEREOF, the undersigned have duly caused this Note to be executed in favor of and delivered to Lender as of the date first written above.
[SIGNATURE PAGE FOLLOWS]

SUMMIT HOTEL PROPERTIES, LLC, a South
Dakota limited liability company, by THE
SUMMIT GROUP, INC., its Company Manager

By:

Kerry W. Boekelheide, President

SUMMIT HOSPITALITY V, LLC, a South
Dakota limited liability company, by its
member, SUMMIT HOTEL PROPERTIES,
LLC, a South Dakota limited liability company,
by its Company Manager, THE SUMMIT
GROUP, INC.

By:

Kerry W. Boekelheide, President